Exhibit 99.1
Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact:	Investor Relations:	Media:	RAI 2007-22
	Morris Moore	Seth Moskowitz
	(336) 741-3116	(336) 741-7698
RAI CEO:
‘Solidly on Track to Deliver Strong Full Year Results’
First Half ’07 Reported EPS down 9.4%; Adjusted EPS up 1.8%
Revised Forecast and Dividend Increase Reflects Continued Strength

At a Glance
•	Earnings declines driven by inventory build and tax gains in prior-year periods
o	Reported EPS: second quarter down 13.4 percent at $1.10; first half down 9.4 percent at $2.21

o	Adjusted EPS: second quarter down 9.8 percent at $1.10; first half up 1.8 percent at $2.21
•	Company raises low end of full-year reported EPS guidance by 5 cents
o	New guidance range is $4.45 to $4.60
•	Board increases dividend by 13.3 percent to $3.40 per share annualized

•	Camel innovations drive continued share growth

•	Grizzly volume continues to grow

•	Company receives credit upgrades and refinances $1.55 billion in debt
All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in schedules 3 and 4 of this release, which reconcile reported to adjusted results for the second quarter and first half.
- more -

WINSTON-SALEM, N.C. – July 25, 2007– Reynolds American Inc. (NYSE: RAI) today announced second-quarter and first-half 2007 results that were in line with the company’s expectations. Reported EPS for both periods was down due to unusually high, undiscounted, volume at wholesale and extraordinary tax gains in the prior-year periods. Adjusted EPS was down for the quarter, but up 1.8 percent for the first half. Second-quarter reported and adjusted 2007 EPS included a charge of approximately $20 million, or about 4 cents per share, related to debt refinancing that smooths out maturities and reduces RAI’s cost of debt.
RAI expects to see substantial improvements in second-half earnings comparisons due to the significant quarterly fluctuations throughout 2006. RAI has raised the low end of its prior full-year 2007 guidance by 5 cents and now expects reported EPS of $4.45 to $4.60. The company remains on track to deliver year-over-year reported EPS growth of 9 percent to 12 percent.

Second Quarter and First Half 2007 Financial Results – Highlights
(unaudited)
(all dollars in millions, except per share amounts;
for reconciliations, including GAAP to non-GAAP, see schedules 3 and 4)

	For the Three Months			For the Six Months
	Ended June 30			Ended June 30
			%			%
	2007	2006	Change	2007	2006	Change
Net sales	$2,348	$2,291	2.5%	$4,496	$4,251	5.8%
Operating income
Reported (GAAP)	$595	$616	(3.4)%	$1,169	$1,062	10.1%
Adjusted (Non-GAAP)	595	621	(4.2)%	1,169	1,065	9.8%
Net income
Reported (GAAP)	$325	$376	(13.6)%	$653	$721	(9.4)%
Adjusted (Non-GAAP)	324	361	(10.2)%	652	640	1.9%
Net income per diluted share
Reported (GAAP)	$1.10	$1.27	(13.4)%	$2.21	$2.44	(9.4)%
Adjusted (Non-GAAP)	1.10	1.22	(9.8)%	2.21	2.17	1.8%
- more -

MANAGEMENT’S PERSPECTIVE
Overview
“Reynolds American’s first-half results position us well to deliver strong earnings growth for the full year,” said Susan M. Ivey, RAI’s chairman, president and chief executive officer. “The revised guidance range we announced today – and this morning’s announcement that we’re increasing our dividend by more than 13 percent — further demonstrate Reynolds American’s growing strength and unwavering commitment to deliver value to shareholders.”
Ivey said the first half of 2007 was highlighted by:
•	R.J. Reynolds’ margin improvements and total growth-brand gains;

•	Conwood’s continued share and volume gains, and double-digit profit growth;

•	Continuing benefits from productivity initiatives;

•	Debt refinancing to smooth out maturities and reduce cost; and

•	Credit rating upgrades based on RAI’s performance and improved risk profile.
She noted that RAI’s financial strength in the first half of 2007 is clouded by comparisons to a particularly strong prior-year period that benefited from an unusual wholesale inventory build and $74 million of extraordinary tax gains.
“Our guidance and dividend increases clearly demonstrate our confidence in RAI’s 2007 performance,” Ivey said. “We’re solidly on track to deliver strong full-year results.”
R.J. Reynolds
“Compared with our full-year 2006 performance, R.J. Reynolds delivered higher operating margins and total growth-brand share gains during the second quarter and first half of 2007,” said Daniel M. Delen, R.J. Reynolds’ president and chief executive officer. “Those gains are the result of our company’s continued focus on profitable growth.”
On an adjusted basis, R.J. Reynolds’ second-quarter 2007 operating income of $496 million was down 12.8 percent from the prior-year quarter, as the effect of volume declines and higher settlement expenses more than offset margin improvements from pricing, product mix, productivity and pension expense. Operating income of $984 million for the first half was essentially flat compared with the year-ago period.
Delen said that due to unique dynamics in 2006, quarter-over-quarter comparisons don’t fully reflect the progress R.J. Reynolds continues to make in strengthening its brands and its business.
- more -

“R.J. Reynolds’ volume and earnings for the second quarter of 2006 were inflated by a build of about 1 billion units of undiscounted wholesale cigarette inventory, which sold through to retail during the second half,” Delen said. “The significant quarterly fluctuations resulting from these dynamics inflated earnings during the first half of 2006 and had the opposite effect in the second half of the year.”
Delen noted that R.J. Reynolds’ operating margin of 24.1 percent in the second quarter of 2007 keeps the company on track for year-over-year margin growth. The company’s second-quarter premium-to-value price mix was 62.6 percent, up more than a percentage point from the prior-year period.
While R.J. Reynolds’ total second-quarter market share of 29.14 percent was down 0.64 share points from the prior-year period, the company’s total growth-brand share continued to climb.
The total share of the company’s growth brands – Camel, Kool and Pall Mall — was 12.99 percent in the second quarter, an increase of 0.63 share points from the prior-year period.
Leading that share gain was the continued strong performance of R.J. Reynolds’ flagship Camel brand.
“Camel is all about pleasure and authenticity,” Delen said, “so the brand is focused on creating innovations that reinforce those qualities.
“A great example is Camel No. 9, which offers regular and menthol styles with smooth blends and stylish packs,” he said. “Camel No. 9 has been extremely well received. We introduced it in February, and its average share for the second quarter was almost half a point.”
In addition, R.J. Reynolds has gained valuable learning and is making steady progress with its test market of Camel Snus – an innovative smokeless tobacco product that is also spitless. The company is now expanding the two-market test to six additional U.S. markets.
“Camel Snus allows adult smokers to enjoy tobacco pleasure in places and situations when they can’t smoke,” said Delen. “We’re excited about the product’s appeal and potential.”
Kool’s market share for the second quarter has been relatively stable compared with the prior-year period, despite increasing levels of promotion in the growing menthol category.
“Kool XL, a smoother, wider style, which we introduced in a green pack last year, is doing well,” Delen said. “We’ve just added a milder style called XL Blue, and we’re expanding to national distribution of both of these innovative styles.”
Delen said that Pall Mall continues to grow on the strength of its great-product/great-price positioning, adding 0.18 share points during the second quarter of 2007, compared with the prior-year period.
He noted that R.J. Reynolds’ “support” and “non-support” brands continue to perform in line with the goals of the company’s integrated brand-portfolio strategy.
“We’re pleased with our first-half performance,” said Delen, “and we’re on track to increase operating profit for the full year.”
- more -

Conwood
Conwood marked its first anniversary as a member of the Reynolds American family during the second quarter. The company’s first-half volume, market share and profit gains strengthen and enhance RAI’s business model and bottom line.
RAI acquired Conwood on May 31, 2006. To provide meaningful year-over-year comparisons, Reynolds American uses adjusted pro-forma results, as if Conwood had been owned by RAI since the beginning of 2006.
Compared with the prior-year period, Conwood’s adjusted second-quarter pro-forma operating income of $90 million was up 13.9 percent. For the first half, adjusted pro-forma operating income of $170 million was up 15.6 percent. Those results were driven by higher volume, pricing and margins.
The company’s second-quarter operating margin of 52.1 percent was up more than a percentage point from the prior-year period.
Conwood’s gains were driven by the continuing success of the company’s Grizzly brand. As the leading moist-snuff value brand and the growth leader in the moist-snuff category, Grizzly gained 1.90 share points during the second quarter compared with the prior-year period. Grizzly is the nation’s third-largest moist-snuff brand, with a share of 20.64 percent in the second quarter.
“Grizzly’s growing strength is built on the brand’s powerful position as a premium product with an attractive price,” said William M. Rosson, Conwood’s president and chief executive officer. “And Grizzly’s strong brand equity is continuing to fuel growth in the increasingly competitive moist-snuff market.”
Conwood’s total moist-snuff share of 25.73 percent for the second quarter was 1.15 points higher than the prior-year period. Grizzly’s gains were partially offset by a 0.62 point second-quarter decline in the company’s Kodiak brand.
“We’re focused on managing Conwood’s business for continued growth and profitability in a category that’s growing at a rate of 6 to 7 percent,” said Rosson, “and our performance through June puts us well on our way to another strong year.”
REVISED FULL YEAR FORECAST
“Our first-half results fully met our expectations and reflect a difficult prior-year comparison,” said Dianne M. Neal, RAI’s chief financial officer. “All of our businesses are producing solid results, we’re continuing see growth on key brands, and we’re on track to generate full-year productivity gains of $75-to-$100 million.
“Based on our first-half accomplishments and our full-year expectations, we’ve raised the low end of our prior guidance by 5 cents,” Neal said. “We now expect to deliver full-year reported EPS of $4.45 to $4.60. That represents an increase of 9 percent to 12 percent, compared with RAI’s prior-year earnings.”
- more -

Neal said that RAI’s first-half 2007 highlights also include:
•	The repayment of $300 million in debt;

•	Rating-agency upgrades of RAI’s revolving credit facility and its senior secured notes;

•	The successful refinancing of a $1.55 billion term loan over a longer, staggered term and at lower rates; and

•	The return of the $100 million appeal bond in the Engle case.
Neal noted that the dividend increase RAI announced earlier this morning keeps the company in line with its policy of returning about 75 percent of current-year net income to shareholders in the form of dividends.
“We continue to face external challenges in terms of FDA regulation, and state and federal excise tax proposals,” she said. “However, we continue to address these challenges, and we’re confident that we will deliver strong financial results and continue to build value for our shareholders.”
CONFERENCE CALL WEBCAST TODAY
Reynolds American will webcast a conference call to discuss second-quarter and first-half 2007 results at 9:30 a.m. Eastern Time on Wednesday, July 25, 2007. The call will be available live online on a listen-only basis. To register for the call, please visit the “Investors” section of www.ReynoldsAmerican.com. A replay of the call will be available on the site for 30 days. Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Seth Moskowitz at (336) 741-7698.
- more -

RISK FACTORS
Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding RAI’s future performance and financial results inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.
These risks and uncertainties include:
•	the substantial and increasing regulation and taxation of tobacco products;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the substantial payment obligations and limitations on the advertising and marketing of cigarettes under the MSA and other state settlement agreements;

•	the continuing decline in volume in the domestic cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including any new entrants in the marketplace;

•	increased promotional activities by competitors, including deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to achieve efficiencies in manufacturing and distribution operations without negatively affecting sales;

•	the cost of tobacco leaf and other raw materials and other commodities used in products, including future market pricing of tobacco leaf, which could adversely impact inventory valuations;

•	any adverse effects resulting from dependence on certain single-source suppliers, including supply interruption or quality issues;

•	the effect of market conditions on foreign currency exchange-rate risk, interest-rate risk and the return on corporate cash;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the rating of RAI’s securities;

•	any restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of fire, violent weather and other disasters that may adversely affect manufacturing and other facilities; and

•	the potential existence of significant deficiencies or material weaknesses in internal control over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002.
- more -

Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT US
Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; Conwood Company, LLC; Santa Fe Natural Tobacco Company, Inc; and R.J. Reynolds Global Products, Inc.
•	R.J. Reynolds Tobacco Company, the second-largest U.S. tobacco company, manufactures about one of every three cigarettes sold in the country. The company’s brands include six of the 10 best-selling U.S. brands: Camel, Kool, Pall Mall, Winston, Salem and Doral.

•	Conwood Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Kodiak, Grizzly and Levi Garrett. Conwood also sells and distributes a variety of tobacco products manufactured by Lane, Limited, including Winchester and Captain Black little cigars, and Bugler roll-your-own tobacco.

•	Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

•	R.J. Reynolds Global Products, Inc. manufactures, sells and distributes American-blend cigarettes and other tobacco products to a variety of customers worldwide.
Copies of RAI’s news releases, annual reports, SEC filings and other financial materials are available at www.ReynoldsAmerican.com.
(financial and volume tables follow)
- more -

Schedule 1
REYNOLDS AMERICAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME-GAAP
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net sales, external	$2,227	$2,170	$4,245	$3,985
Net sales, related party	121	121	251	266

Net sales	2,348	2,291	4,496	4,251
Cost of products sold	1,343	1,276	2,518	2,441
Selling, general and administrative expenses	404	392	797	734
Amortization expense	6	7	12	14

Operating income	595	616	1,169	1,062
Interest and debt expense	87	52	176	87
Interest income	(23)	(23)	(61)	(59)
Other (income) expense, net	16	(3)	15	(3)

Income from continuing operations before income taxes	515	590	1,039	1,037
Provision for income taxes	191	223	387	390

Income from continuing operations	324	367	652	647
Extraordinary item — gain on acquisition (1)	1	9	1	74

Net income	$325	$376	$653	$721

Basic income per share:
Income from continuing operations	$1.10	$1.24	$2.22	$2.19
Extraordinary item (1)	—	0.03	—	0.25

Net income	$1.10	$1.27	$2.22	$2.44

Diluted income per share:
Income from continuing operations	$1.10	$1.24	$2.21	$2.19
Extraordinary item (1)	—	0.03	—	0.25

Net income	$1.10	$1.27	$2.21	$2.44

Basic weighted average shares, in thousands	294,154	295,029	294,596	294,991

Diluted weighted average shares, in thousands	294,624	295,360	295,041	295,322

Segment data:
Net sales:
RJR Tobacco (2)	$2,061	$2,111	$3,960	$3,945
Conwood (3)	174	72	329	100
All Other (2) (3)	113	108	207	206

	$2,348	$2,291	$4,496	$4,251

Operating income:
RJR Tobacco (2) (4)	$496	$564	$984	$983
Conwood (3) (4)	90	32	170	37
All Other (2) (3)	35	41	70	80
Corporate Expense (4)	(26)	(21)	(55)	(38)

	$595	$616	$1,169	$1,062

(1)	Includes adjustments to the 2000 extraordinary gain on acquisition, resulting from favorable resolution of prior-years’ tax matters.

(2)	Includes results of Lane, Limited’s Dunhill and State Express cigarette brands transferred January 1, 2007, into the RJR Tobacco segment from All Other.

(3)	Includes results of Lane, Limited’s remaining products transferred January 1, 2007, into the Conwood segment from All Other.

(4)	Certain corporate expenses are no longer allocated to the operating segments. Prior period amounts have been reclassified to reflect the current segment composition.

Schedule 2
REYNOLDS AMERICAN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	June 30,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$1,163	$1,433
Short-term investments	843	1,293
Other current assets	2,168	2,209
Trademarks, net	3,475	3,479
Goodwill	8,175	8,175
Other noncurrent assets	1,806	1,589

	$17,630	$18,178

Liabilities and shareholders’ equity
Tobacco settlement and related accruals	$1,584	$2,237
Current maturities of long-term debt	29	344
Accrued liabilities and other current liabilities	1,739	1,511
Long-term debt (less current maturities)	4,399	4,389
Long-term deferred income taxes	1,087	1,167
Long-term retirement benefits (less current portion)	1,171	1,227
Other noncurrent liabilities	404	260
Shareholders’ equity	7,217	7,043

	$17,630	$18,178

Schedule 3
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Adjusted Results
GAAP results include the acquired operations of Conwood since May 31, 2006.
RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended June 30,
	2007			2006
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$595	$325	$1.10	$616	$376	$1.27
The GAAP results include the following expense (income):
Merger/integration costs	—	—	—	5	3	0.01
Favorable resolution of tax matters	—	—	—	—	(9)	(0.03)
Extraordinary gain on acquisition	—	(1)	—	—	(9)	(0.03)

Total adjustments	—	(1)	—	5	(15)	(0.05)

Adjusted results	$595	$324	$1.10	$621	$361	$1.22

	Six Months Ended June 30,
	2007			2006
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$1,169	$653	$2.21	$1,062	$721	$2.44
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	—	(9)	(6)	(0.02)
Merger/integration costs	—	—	—	12	8	0.03
Favorable resolution of tax matters	—	—	—	—	(9)	(0.03)
Extraordinary gain on acquisition	—	(1)	—	—	(74)	(0.25)

Total adjustments	—	(1)	—	3	(81)	(0.27)

Adjusted results	$1,169	$652	2.21	$1,065	$640	$2.17

Schedule 4
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Proforma Adjusted Operating Income by Segment
R.J. Reynolds is the second largest cigarette manufacturer in the United States and manages a contract manufacturing business. R.J. Reynolds’ segment results include the 2007 transfer of the Dunhill and State Express cigarette brands from Lane, Limited, previously reported as All Other.
Conwood is the second largest smokeless tobacco products manufacturer in the United States. Conwood’s GAAP operating income includes the operations acquired by RAI since May 31, 2006. GAAP proforma adjustments reflect the impact of fair values of acquired assets and liabilities assumed as if the acquisition had been completed on January 1, 2006. Conwood’s segment results include the 2007 transfer of Lane, Limited’s remaining products, previously reported as All Other.
Beginning January 1, 2007, certain corporate expenses are no longer allocated to the operating segments. The segment amounts presented for prior periods have been reclassified to reflect the current composition of the reportable segments.
Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended June 30,
	2007		2006
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood
GAAP operating income	$496	$90	$564	$32

The GAAP results include the following expense (income):
Merger/integration costs	—	—	5	—

Total adjustments	—	—	5	—

Adjusted operating income	$496	$90	$569	32

Conwood pre-acquisition GAAP operating income				47

Proforma adjusted operating income				$79

	Six Months Ended June 30,
	2007		2006
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood
GAAP operating income	$984	$170	$983	$37

The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	(9)	—
Merger/integration costs	—	—	12	—

Total adjustments	—	—	3	—

Adjusted operating results	$984	$170	$986	37

Conwood pre-acquisition GAAP operating income				113
Proforma adjustments				(3)

Proforma adjusted operating income				$147

Schedule 5
R.J. REYNOLDS TOBACCO / INDUSTRY VOLUMES
(Volume in Billion Units)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2007	2006	UNITS	%	2007	2006	UNITS	%
CAMEL (Filter Styles)	6.6	6.3	0.3	5.4%	12.2	11.6	0.6	5.1%
KOOL	3.0	3.1	-0.1	-4.8%	5.6	5.9	-0.3	-4.9%
PALL MALL	1.9	1.8	0.1	3.1%	3.5	3.3	0.2	7.0%

TOTAL GROWTH BRANDS	11.4	11.2	0.2	2.2%	21.4	20.8	0.5	2.6%

TOTAL SUPPORT BRANDS	10.7	11.8	-1.1	-9.7%	20.7	22.3	-1.6	-7.0%

TOTAL NON-SUPPORT BRANDS	3.8	5.0	-1.1	-22.6%	7.5	9.5	-2.0	-20.7%

TOTAL RJRT DOMESTIC	26.0	28.0	-2.0	-7.2%	49.6	52.6	-3.0	-5.7%

TOTAL RJRT	26.0	28.0	-2.0	-7.2%	49.6	52.6	-3.0	-5.7%
TOTAL PREMIUM	16.3	17.1	-0.9	-5.1%	30.9	32.2	-1.2	-3.8%
TOTAL VALUE	9.7	10.8	-1.1	-10.5%	18.7	20.4	-1.8	-8.6%
PREMIUM/TOTAL MIX	62.6%	61.2%	1.4%		62.4%	61.2%	1.2%

INDUSTRY	93.1	97.1	(4.1)	-4.2%	176.2	185.6	(9.4)	-5.1%
PREMIUM	68.0	70.0	(2.0)	-2.9%	128.8	133.7	(4.9)	-3.7%
VALUE	25.1	27.1	(2.1)	-7.6%	47.5	52.0	(4.5)	-8.7%
PREMIUM/TOTAL MIX	73.1%	72.1%	1.0%		73.1%	72.0%	1.1%
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
Industry data based on information from Management Science Associates, Inc.
R. J. Reynolds’ support brands include Winston, Salem, Doral, Capri and Misty.

Schedule 6
R.J. REYNOLDS — RETAIL SHARE OF MARKET

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
CAMEL (Filter Styles)	7.82%	7.34%	0.49	7.61%	7.27%	0.35
KOOL	3.07%	3.11%	(0.03)	3.13%	3.09%	0.04
PALL MALL	2.09%	1.92%	0.18	2.07%	1.79%	0.28

TOTAL GROWTH BRANDS	12.99%	12.36%	0.63	12.81%	12.15%	0.66

TOTAL SUPPORT BRANDS	11.67%	12.10%	(0.43)	11.82%	12.19%	(0.36)

TOTAL NON-SUPPORT BRANDS	4.49%	5.33%	(0.84)	4.63%	5.50%	(0.87)

TOTAL RJRT DOMESTIC	29.14%	29.79%	(0.64)	29.27%	29.85%	(0.57)
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
Retail shares of market are as reported by Information Resources Inc.
R. J. Reynolds’ support brands include Winston, Salem, Doral, Capri and Misty.

Schedule 7
CONWOOD VOLUMES AND SHARE OF MARKET
(Volume in Millions of Cans)
UNIT VOLUME

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2007	2006	Units	%	2007	2006	Units	%
KODIAK	14.2	14.9	(0.8)	-5.2%	27.0	28.7	(1.7)	-5.9%
Other premium	0.9	0.9	(0.1)	-6.3%	1.6	1.8	(0.2)	-9.3%

Total premium	15.0	15.9	(0.8)	-5.3%	28.6	30.5	(1.9)	-6.1%

GRIZZLY	59.2	50.6	8.7	17.1%	113.5	95.2	18.3	19.2%
Other price-value	0.4	0.8	(0.4)	-45.6%	1.0	1.6	(0.6)	-36.5%

Total price-value	59.7	51.4	8.3	16.1%	114.5	96.9	17.7	18.2%
Total moist snuff cans	74.7	67.2	7.4	11.1%	143.2	127.3	15.8	12.4%
Volumes reported include pre-acquisition amounts.
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
MARKET SHARE

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
KODIAK	4.61%	5.23%	(0.62)	4.58%	5.16%	(0.58)
Total premium	4.90%	5.58%	(0.68)	4.87%	5.49%	(0.62)

GRIZZLY	20.64%	18.74%	1.90	20.61%	18.47%	2.14
Total price-value	20.83%	19.00%	1.83	20.81%	18.77%	2.04

Total company	25.73%	24.58%	1.15	25.68%	24.26%	1.42
Share data for total moist snuff based on distributor reported data processed by Management Science Associates, Inc.